EXHIBIT 99.4

Executive Management

David F. Hale
President and CEO

Martin A. Mattingly, Pharm. D.
Executive VP, Marketing and Business Development

Hazel M. Aker, J.D.
Senior VP, General Counsel and Secretary

William R. LaRue
Senior VP and CFO

John Petricciani, M.D.
Senior VP, Medical and Regulatory Affairs

Debra J. Arnold, M.P.H., M.A., M.(ASCP)
VP, Quality

Guy Gammon, M.B., B.Sc., M.R.C.P. (U.K.)
VP, Clinical Development

Robert L. Jones
VP, Human Resources

Steven Ruhl
VP, Manufacturing Operations

Dennis E. Van Epps, Ph.D.
VP, Research

Board of Directors

Ivor Royston, M.D.
Chairman of the Board
Managing Member, Forward Ventures

David F. Hale
President and CEO, CancerVax

Michael G. Carter, M.B., Ch.B., F.R.C.P. (Edinburgh)
Retired Director, Zeneca, PLC

Cam L. Garner
Chairman, Xcel Pharmaceuticals
Former CEO, Dura Pharmaceuticals

Robert E. Kiss
Portfolio Manager, JPMorgan Investment Management

James Clayburn La Force, Jr.
Dean Emeritus, UCLA Anderson School of Management

Donald L. Morton, M.D.
Medical Director and Surgeon-in-Chief
John Wayne Cancer Institute

Barclay A. Phillips
Managing Director, Vector Fund Management

Phillip M. Schneider
Former CFO, IDEC Pharmaceuticals

Gail S. Schoettler, Ph.D.
Former US Ambassador

Corporate Fact Sheet

CANCERVAX OVERVIEW

Our objective is to become a leader in the development and commercialization of specific active immunotherapies and other novel biological products for the treatment and control of cancer

•	Conducting two international Phase 3 clinical trials with our investigational product candidate, Canvaxin™, a specific active immunotherapy for the treatment of advanced-stage melanoma

•	Successful initial public offering in November 2003

•	Established manufacturing facility

•	Experienced management team

CANCERVAX PIPELINE OF NOVEL ONCOLOGY THERAPIES

* Rights subject to receipt of US government approval to enter into, and execution of, definitive license agreement for this technology
**Opthalmologic rights licensed to Eyetech Pharmaceuticals, Inc.

Specific Active Immunotherapy (SAI)

Specific active immunotherapeutics, also known as therapeutic cancer vaccines, are being developed for the treatment and control of cancer. SAI approaches are intended to stimulate the body’s immune system to fight cancer. In contrast, chemotherapeutic or radiotherapeutic approaches to cancer treatment are designed to kill cancer cells directly.

Canvaxin™
Canvaxin™ is currently being studied in two international, randomized, double-blind, placebo- controlled Phase 3 clinical trials for the post-surgical treatment of patients with Stage III and Stage IV melanoma. Canvaxin™ has been previously administered to over 2,600 patients with melanoma in Phase 1 and 2 clinical trials. Canvaxin™ is based on a proprietary technology that potentially may be applied to treat a number of cancers. Key characteristics of Canvaxin™ include: (1) whole cells, which have demonstrated the ability to stimulate a strong immune response; (2) multiple tumor-associated antigens, which are associated with melanoma and other solid tumors and (3) allogeneic cell lines, which may result in a stronger immune response and permit the use of a standardized manufacturing process to improve quality control and reduce costs. Canvaxin™ has received both orphan drug and fast track designations from the FDA for the treatment of invasive and metastatic melanoma, respectively.

EGF Receptor Pathway
CancerVax has signed non-binding letters of intent with CIMAB, S.A., a Cuban company, and YM Biosciences, Inc., a Canadian company, to license this specific active immunotherapy product candidate (SAI-EGF) and two other specific active immunotherapy product candidates for the potential treatment and control of cancer. CancerVax has submitted a license application to the United States Department of Treasury’s Office of Foreign Assets Control seeking approval to enter into definitive license agreements for this technology, and plans to execute the license agreements for this technology as soon as such approval is received. The Company’s license application is currently being reviewed, but there can be no assurance that such a license will be granted.

The importance of the EGFR pathway in the treatment of cancer is supported by recent FDA approvals and promising Phase 3 clinical results for EGFR targeted therapies developed by other companies. The investigational product candidates that CancerVax intends to license are directed at ligands of EGFR (i.e., EGF or TGF-#), and the extracellular domain of the receptor (EGFR-ECD, or HER-1). The lead product candidate has been shown to stimulate an immune response to EGF, and has demonstrated encouraging results in Phase I / 2 clinical trials in late-stage non-small-cell lung cancer . The other product candidates are in preclinical development.

Other Novel Oncology Therapies

Anti-Angiogenesis – Extracellular Matrix
CancerVax has several humanized monoclonal antibody (MAb) and peptide product candidates that have been shown to inhibit angiogenesis and tumor growth in animal models. These product candidates target proteins such as collagen or laminin that are found in the extracellular matrix of connective tissue and blood vessels. During tumor growth and metastasis, hidden or cryptic sites on these proteins are exposed. Our MAb and peptide product candidates are targeted to bind to these cryptic sites, resulting in the inhibition of angiogenesis and tumor growth with little effect on native collagen or laminin in healthy tissue. Product candidates with this novel mechanism may be useful for the treatment of early as well as late stage disease and may be combined with chemo- or radiotherapies, targeted therapies and other anti-angiogenic agents.

Telomere Signaling
CancerVax is developing novel technology using telomere homolog oligonucleotides, or T-oligonucleotides, for the potential treatment or prevention of cancer. In normal cells, the telomere signaling pathway appears to stimulate protective effects that prevent malignant progression in aging cells or in cells with DNA damage. These mechanisms appear to be blocked or disabled in cancer cells, resulting in uncontrolled growth and survival. Treatment of cancer cells with T-oligonucleotides appears to stimulate the protective pathways and cause abnormal cells to naturally cease growing or replicating, or to undergo apoptosis (natural cell death). In preclinical studies, T-oligonucleotides inhibited the growth of multiple tumor cells, including breast, ovarian, pancreatic and squamous cell carcinomas, fibrosarcoma, osteosarcoma, lymphoma and melanoma. Administration of T-oligonucleotides has also been shown to inhibit tumor growth in several in vivo tumor models in mice.

Contact Information
Media Relations Contact:	Business Development Contact:	Investor Relations Contact
Julie Ames	Martin Mattingly, Pharm.D.	Vince Reardon
Director, Corporate Communications	EVP, Marketing and Business Development	Senior Director, Investor Relations
760.494.4200	760.494.4200	760.494.4850
	bizdev@cancervax.com	ir@cancervax.com

Forward-Looking Statements
CancerVax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in CancerVax’s business including, without limitation, statements about: the potential for its product candidates to result in marketable products; difficulties or delays in research, development, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of its product candidates that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for its product candidates; its ability to meet product candidate development objectives; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to attract and retain experienced scientists and management;its ability to obtain the U.S. government approvals necessary to license, test and commercialize, three specific active immunotherapeutic agents that target the epidermal growth factor, or EGF, signal transduction pathways; difficulties in remaining in compliance with the terms and conditions contained in its U.S. government authorizations to enter into such licensing agreements; and other risks detailed in CancerVax’s Securities and Exchange Commission filings, including CancerVax’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

© 2004 CancerVax Corporation. All rights reserved.

CancerVax® and Canvaxin™ are trademarks of CancerVax Corporation, Carlsbad, CA 92008. June 3, 2004